Exhibit 99.2

HUMAN GENOME SCIENCES, INC.
14200 Shady Grove Road, Rockville, Maryland 20850

FOR IMMEDIATE RELEASE
CONTACTS:
Jerry Parrott
Vice President, Corporate Communications
301/315-2777
Rachel Spielman
Executive Vice President
Ruder Finn
212/583-2714
Kate de Santis
Director, Investor Relations
301/251-6003

HUMAN GENOME SCIENCES TO SHARPEN FOCUS – ANNOUNCES PLANS

TO CONCENTRATE ON DRUGS OF HIGHEST POTENTIAL

          ROCKVILLE, Maryland – March 25, 2004 – Human Genome Sciences, Inc. (Nasdaq: HGSI) announced today that it is sharpening its focus in preparation for the commercialization of the Company’s most promising drug candidates. As part of this strategy, the Company plans to reduce the number of drugs in early development and to focus resources on its drugs that address the greatest unmet medical needs with substantial growth potential. The Company will also embark on a cost reduction program to include streamlining of operations, reduction of its staff, and consolidation of its facilities, which will substantially reduce projected future expenses. In addition, the Company will look at business options for maximizing the value of its remaining early stage pipeline.

          William A. Haseltine, Ph.D., Chairman and Chief Executive Officer of Human Genome Sciences, said, “It is only by bringing the benefits of genomics research to the market that patients will benefit. Successful late-stage development and marketing require an intense concentration and commitment to specific products. The changes announced today allow us to focus our efforts on bringing our most promising drug candidates to market. We are fortunate that genomics has provided our Company with a wealth of exciting drug candidates. It is now up to us to bring these drugs to the patient. “

          In a separate announcement today, Dr. Haseltine announced that he plans to retire as Chairman and CEO in 2004, but said that he will lead the company in implementing the refocused strategy and has asked the Board to work with him to identify a successor.

Pipeline Prioritization

          In 2004 and 2005, the Company’s primary focus will be clinical trials of its core pipeline, comprised of five products in two main therapeutic areas: immunology/infectious disease and oncology. These include: LymphoStat-B™ for the treatment of systemic lupus erythematosus and rheumatoid arthritis in Phase 2 trials; anti-TRAIL Receptor 1 and TRAIL Receptor 2 monoclonal antibodies for the treatment of cancer in Phase 1 trials; Albuferon™ for the treatment of chronic hepatitis C in Phase 1/2 trials; and an anti-CCR5 monoclonal antibody for the treatment of HIV/AIDS for which the Company plans to file an Investigational New Drug application later this year.

Commitment to Partnerships

          The Company also holds significant royalty and co-promotion rights to several drugs in clinical trials by its partner, GlaxoSmithKline, including an inhibitor of the enzyme Lp-PLA2 for treatment of cardiovascular disease, which is scheduled to enter Phase 3 trials this year, and an inhibitor of a cathepsin enzyme for the treatment of osteoporosis.

     Human Genome Sciences may also enter partnership or outlicensing agreements with other companies for the development of its clinical and preclinical drug candidates outside its current focus.

Cost Reduction Initiatives

          Human Genome Sciences also announced that it will reduce its workforce by approximately 200 positions, or about 20 percent of the total staff. Employees who are affected will be eligible to receive severance pay, continuation of health benefits, and outplacement services. The Company also expects to consolidate its facilities to achieve greater effectiveness. Human Genome Sciences plans to take a one-time charge to first quarter 2004 as a consequence of its refocusing activities.

     Craig A. Rosen, Ph.D., President, Research and Development, said, “While the decision to reduce our staff is difficult, the streamlining of our operations and reduction of our expenditures will make it possible for us to concentrate our efforts and financial resources on those drugs that have the greatest potential and address significant unmet medical need. The sharpened focus on our most promising products, reduction in staff, and consolidation of facilities will substantially reduce our future expenses and help to ensure that our most promising drugs reach patients as soon as possible.”

Background on Core Pipeline

       Among Human Genome Sciences’ novel drugs in clinical development for immunology/infectious disease are:

•	LymphoStat-B, a human monoclonal antibody for the treatment of autoimmune diseases such as lupus and rheumatoid arthritis. The results of a Phase 1 clinical trial demonstrate that LymphoStat-B is safe, well tolerated and biologically active in patients with systemic lupus erythematosus. LymphoStat-B has received a Fast Track Product designation from the U.S. Food and Drug Administration (FDA) for the treatment of systemic lupus erythematosus, and was recently selected for inclusion in the FDA’s new Continuous Marketing Application Pilot 2 Program. The Pilot 2 Program provides for more frequent scientific feedback and interactions between the FDA and participating companies. Human Genome Sciences currently is conducting Phase 2 clinical trials of LymphoStat-B in patients with systemic lupus erythematosus and in patients with rheumatoid arthritis. The Company expects to complete the enrollment of both Phase 2 trials of LymphoStat-B in 2004.

•	Albuferon, a novel long-acting form of interferon alpha for the treatment of chronic hepatitis C. Human Genome Sciences currently is conducting a Phase 1/2 clinical trial of Albuferon in adults with chronic hepatitis C who have failed previous interferon alpha treatments. Interim results reported to date demonstrate that Albuferon is well tolerated, has a prolonged half-life, and is biologically active. The Company is continuing to evaluate Albuferon at higher doses, in single-dose and repeat-dose cohorts, under an amended protocol designed to seek the maximum biological response that can be achieved at a tolerable dose. In 2004, the Company expects to complete the ongoing Phase 1/2 trial, and to complete enrollment for a Phase 2 clinical trial of Albuferon in patients with chronic hepatitis C who are naïve to treatment with interferon alpha.

       Among Human Genome Sciences’ novel drugs in clinical development for oncology are:

•	TRAIL Receptor 1 agonistic human monoclonal antibody (HGS-ETR1). HGS-ETR1 is a novel anticancer drug that specifically recognizes and binds to the TRAIL (tumor necrosis factor-related apoptosis-inducing ligand) Receptor 1 protein. Preclinical studies demonstrate that solid tumors and tumors of hematopoietic origin are sensitive to killing by apoptosis, or programmed cell death, induced by binding to HGS-ETR1. Because HGS-ETR1 mimics the activity of native TRAIL when it binds to TRAIL Receptor 1, it is considered an agonistic antibody. Human Genome Sciences currently is conducting Phase 1 clinical trials to evaluate the safety and pharmacology of HGS-ETR1 in patients with advanced solid tumors or hematological malignancies. The Company expects to advance HGS-ETR1 to Phase 2 clinical trials in 2004.

•	TRAIL Receptor 2 agonistic human monoclonal antibody (HGS-ETR2). HGS-ETR2 specifically recognizes and binds to the TRAIL Receptor 2 protein, which is found on the surface of solid tumor and hematopoietic cancer cells. Human Genome Sciences currently is enrolling patients with advanced tumors into Phase 1 open-label, dose-escalating clinical trials of HGS-ETR2. The trials will evaluate HGS-ETR2’s safety and pharmacology, and are being conducted in the United Kingdom and the United States. The Company plans to complete the enrollment of both Phase 1 trials of HGS-ETR2 in 2004.

          In addition, Human Genome Sciences announced that it intends later this year to file an Investigational New Drug application for a human monoclonal antibody to the CCR5 receptor for the treatment of HIV/AIDS infection. The CCR5 receptor has been shown to be important for HIV entry into human cells. The Company’s CCR5 antibody is intended to block entry of the HIV virus and its subsequent replication.

          Health professionals interested in more information about trials involving HGSI products are encouraged to inquire via the Contact Us section of the Human Genome Sciences web site, www.hgsi.com/products/request.html, or by calling (240) 314-4400, extension 3550.

          Human Genome Sciences is a company with the mission to treat and cure disease by bringing new gene-based protein and antibody drugs to patients.

          HGS, Human Genome Sciences, Albuferon, and LymphoStat-B are trademarks of Human Genome Sciences, Inc.

          This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences’ current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of the Company’s unproven business model, its dependence on new technologies, the uncertainty and timing of clinical trials, the Company’s ability to develop and commercialize products, its dependence on collaborators for services and revenue, its substantial indebtedness and lease obligations, its changing requirements and costs associated with planned facilities, intense competition, the uncertainty of patent and intellectual property protection, the Company’s dependence on key management and key suppliers, the uncertainty of regulation of products, the impact of future alliances or transactions and other risks described in the Company’s filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.

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